UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 20, 2016
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-10853
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North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
BB&T Corporation ("BB&T") today announced a $200 million increase to its 2016-2017 common stock repurchases. BB&T expects to implement the additional $200 million in repurchases through an accelerated share repurchase agreement ("ASR") prior to the end of 2016. This amount is in addition to the $640 million in share repurchases authorized by BB&T’s Board of Directors and announced in connection with the company’s 2016 planned capital actions earlier this year.

BB&T’s Board of Directors approved the increase following receipt of a non-objection from the Board of Governors of the Federal Reserve System.

The ASR will be entered into as part of the company’s existing 2015 Share Repurchase Plan, which has approximately 46 million shares remaining as of September 30, 2016. Under the terms of the ASR, the repurchases will commence in 2016 and are expected to be completed in early 2017. The total number of shares repurchased will be based on the company’s volume-weighted average stock price, less a discount, during the term of the ASR.

BB&T has repurchased 4.1 million shares of its common stock this quarter under its previously announced share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: December 20, 2016